Form **BCA-2.10** | **ARTICLES OF INCORPORATION**

(Rev. Jan. 1999)

Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
http://www.sos.state.il.us

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."

This space for use by Secretary of State

FILED

SEP 18 2000

JESSE WHITE
SECRETARY OF STATE

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 09-18-00

Franchise Tax $ 25.00

Filing Fee $ 75.00

Approved: mr $100.00

1. CORPORATE NAME: Ameren Energy Fuels and Services Company

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: Robert (First Name) M. (Middle Initial) Pohlman (Last name)

Initial Registered Office: 700 (Number) Jersey (Street) (Suite #)

Quincy (City) IL Adams (County) 62301 (Zip Code)

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$ 0	1,000	1,000	$ 1,000.00

TOTAL = $ 1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ________________ .
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $________
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $________
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $________
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $________

7. *OPTIONAL:* *OTHER PROVISIONS*
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated September 15 (*Month & Day*), 2000 (*Year*)

Signature and Name	Address
1. [signature] *Signature*	1. 1901 Chouteau *Street*
Steven R. Sullivan *(Type or Print Name)*	St. Louis *City/Town*, MO *State*, 63103 *ZIP Code*
2. ________ *Signature*	2. ________ *Street*
________ *(Type or Print Name)*	________ *City/Town* *State* *ZIP Code*
3. ________ *Signature*	3. ________ *Street*
________ *(Type or Print Name)*	________ *City/Town* *State* *ZIP Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
- The filing fee is $75.
- The **minimum total due** (franchise tax + filing fee) is **$100.**
  (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
  Illinois Secretary of State — Springfield, IL 62756
  Department of Business Services — Telephone (217) 782-9522 or 782-9523